UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 2, 2012

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.07 is incorporated herein by reference.

Item 5.07.                             Submission of Matters to a Vote of Security Holders

(a)                               The Company held its Annual Meeting of Stockholders on August 2, 2012 at 10:00 a.m. (PDT).

(b)                               The voting results from the Annual Meeting were as follows:

1.                                     Each of the following 3 directors were elected as Class II directors to our Board of Directors to serve until the annual meeting of the stockholders in 2015 or until their respective successors are elected and qualified, and received the number of votes set forth below. There were 4,943,152 broker non-votes and no abstentions.

Name	For	Withheld
Frank J. Biondi	40,989,331	2,238,165
Sherry Lansing	41,528,849	1,698,647
Richard Grand-Jean	43,018,813	208,683

2.                                     The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year was approved by a vote of 47,858,417 shares in favor, 309,465 shares against and 2,766 shares abstaining.  There were no broker non-votes.

3.                                     An advisory resolution approving the Company’s executive compensation was approved by a vote of 28,243,549 shares in favor, 14,655,700 shares against and 328,247 shares abstaining.  There were 4,943,152 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

	By:	/s/ Craig Gatarz
Craig Gatarz
Executive Vice President, General Counsel and
Secretary

Date: August 3, 2012